Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in this Current Report on Form 8-K/A of reAlpha Tech Corp. of the following reports of this firm relating to the financial statements of InstaMortgage Inc., to the extent such reports are included in Exhibit 99.1 to this Form 8-K/A.

●	our report dated October 22, 2024, on the financial statements as of July 31, 2024 and for the year then ended;

●	our report dated March 2, 2026, on the financial statements as of December 31, 2025 and for the year then ended; and

●	our report dated March 2, 2026, on the financial statements as of December 31, 2025 and for the period from August 1, 2024 to December 31, 2025.

This consent extends to the reports identified above and to no other report or period.

We also consent to the incorporation by reference of said reports relating to the financial statements of InstaMortgage Inc. in the Registration Statements on Form S-8 (No. 333-291057 and No. 333-278102), Form S-1 (No. 333-289704 and No. 333-288571), and Form S-3 (No. 333-287009, No. 333-284234, and No. 333-283284), of reAlpha Tech Corp.

We also consent to the reference to our firm under the heading “Experts” in such filings, if applicable.

/s/ FM Financial Services LLC
Sugar Land, Texas
September 23, 2026